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                                                                   EHXIBIT 10.01

                                 FIRST AMENDMENT

This First Amendment to the Services Agreement No. 01-02-203 ("Amendment") made by and between George Reyes and ONI Systems Corp. is entered into as of the 9th day of April 2002 (the "Amendment Effective Date") by George Reyes ("Contractor") and ONI Systems Corp. ("ONI").

                                    RECITALS

A. The parties have previously entered into the Services Agreement No. 01-02-203 ("Agreement"), effective as of January 24, 2002.

B. The parties desire to amend the Agreement in order to extend its Term as provided below.

Accordingly, the parties agree as follows:

        1. The terms used in this Amendment shall have the same meanings as set out in the Agreement.

        2. Section 1 of the Statement of Work is hereby deleted in its entirety and replaced with the following:

                Contractor shall, consistent with the terms of this Agreement, perform services for, and on behalf of ONI for the three (3) month period following the Effective Date ("Initial Term"), which shall be automatically renewed for successive one (1) month periods ("Renewal Period") unless either party provides thirty (30) days prior written notice of its intent not to renew (collectively, "Term").

        3. Section 3 of the Statement of Work should be modified by the insertion of the following at the end of the provision:

                As consideration for Services rendered by Contractor during any Renewal Period following the Initial Term, ONI will pay Contractor twenty thousand dollars ($20,000) and grant Contractor a stock option to purchase eight thousand (8,000) shares of ONI's common stock with an exercise price equal to the fair market value on the date of grant. The stock option(s) must be approved by ONI's Board of Directors. The option(s) will vest and become exercisable upon the monthly anniversary of the Effective Date. Vesting will depend upon Contractor continuing to provide Services to ONI for each Renewal Period. Contractor will be able to exercise the option for a period of one (1) year following the date on which Contractor ceases to provide Services to ONI, provided that the option may not be exercised more than ten (10) years after the date of grant. The option will be subject to the terms of ONI's 2000 Equity Incentive Plan and a Stock Option Agreement between Contractor and ONI.

        4. This Amendment shall prevail and control with respect to any inconsistency between the terms of this Amendment and the terms of the Agreement. Except as specifically provided by this Amendment, the Agreement shall continue in full force and effect in accordance with its terms. This Amendment shall be effective as of the Amendment Effective Date set forth above.

        In witness whereof, the parties have caused this Amendment to be executed by their respective authorized representatives.


ONI SYSTEMS CORP.                       GEORGE REYES ("CONTRACTOR")



Signed Name: /s/ Stewart Grierson       Signed Name: /s/ George Reyes
            -------------------------               ----------------------------

Printed Name: Stewart Grierson
             ------------------------

Title: V.P. Corporate Controller
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Date: 4/17/02                           Date: 4/16/02
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